                                                                     EXHIBIT 5.2



        [CRARY, BUCHANAN, BOWDISH, BOVIE, LORD, ROBY & EVANS LETTERHEAD]



                                 April 11, 1997



Board of Directors


Seacoast Banking Corporation


  of Florida


815 Colorado Avenue


Stuart, Florida 34994



Re:  Seacoast Banking Corporation of Florida -- Registration of 900,000


     shares of $.10 Par Value Class A Common Stock on Securities and


     Exchange Commission Form S-4



Gentlemen:



     In connection with the registration under the Securities Act of 1933, as amended, of 900,000 shares of $.10 par value Class A Common Stock ("Class A Stock") of Seacoast Banking Corporation of Florida, a Florida corporation ("Seacoast"), for issuance in the manor described in Seacoast's Registration Statement on Form S-4 filed with the Securities and Exchange Commission, to which this opinion is an exhibit (the "Registration Statement"), we, as counsel to Seacoast, have examined such corporate records, certificates and other documents, including the Merger Agreement (as defined below), as we have considered necessary or appropriate for the purposes of this opinion. The shares of Class A Stock are to be issued in connection with the proposed merger of Port St. Lucie National Bank Holding Corp. ("PSHC") with and into Seacoast (the "Merger") pursuant to the terms of that certain Agreement and Plan of Merger by and between Seacoast and PSHC dated as of February 19, 1997 (the "Merger Agreement").



     On the basis of the foregoing, we are of the opinion that the Class A Stock offered pursuant to the Registration Statement when issued by Seacoast to holders of PSHC common stock and PSHC warrants in connection with the Merger as provided in the Merger Agreement, will have been duly authorized, validly issued, fully paid and non-assessable.



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our Firm in the section entitled "Opinions". Alston and Bird may rely upon this opinion.



                                          Very truly yours,



                                                 /s/ LARRY E. BUCHANAN

                                          --------------------------------------

                                          Larry E. Buchanan


                                          Partner